EXHIBIT 21


      SUBSIDIARIES                  NAMES UNDER             STATE OR OTHER
        OF THE                   WHICH SUBSIDIARIES          JURISDICTION
      REGISTRANT                    DO BUSINESS            OF INCORPORATION

A & W Interlining               American Interlining            Maryland
Services Corp.                        Company
                               Western Coat Pad Company

Acuacultura y Tecnologia              Acuatecsa                 Ecuador
Acuatecsa S.A.*

African Camellia Shipping Ltd.          Same                    Liberia

African Coffee Company, S.P.R.L.*       ACC                     Zaire

African Dahlia Shipping Ltd.            Same                    Liberia

African Evergreen Shipping Ltd.         Same                    Liberia

African Fern Shipping Ltd.              Same                    Liberia

African Gardenia Shipping Ltd.          Same                    Liberia

African Hyacinth Shipping Ltd.          Same                    Liberia

Agencia Maritima del Istmo, S.A.        Same                    Costa Rica

Agencias Generales Conaven, C.A.        Conaven                 Venezuela

Agro Internacional de Honduras,         Same                    Honduras
S.A. de C.V.

Almacenadora Conaven, S.A.              Same                    Venezuela

Atlantic Salmon (Maine) Limited         Same                    Maine
Liability Company*

Buttercup Shipping Limited              Same                    Liberia

Cape Fear Railways, Inc.                Same                    North Carolina

Cayman Freight Shipping                 Same                    Cayman Islands
Services, Ltd.*

Chestnut Hill Farms, Inc.               Same                    Florida

Chestnut Hill Farms Honduras,           Same                    Honduras
S.A. de C.V.

Chestnut Hill Farms de                  Same                    Venezuela
Venezuela, S.A.

Citrus Export S.A. de C.V.              CITREX                   Honduras

Consorcio Naviero de                    Conaven                  Venezuela
Occidente, C.A.

Continental de Ventas y                 Contiventas, S.A.        Ecuador
Mercadeo S.A.*



                            EXHIBIT 21
                            (continued)

Cultivos Marinos, S.A. de C.V.          CUMAR                    Honduras

Delta Packaging Company Ltd.            Same                     Nigeria

Desarrollo Industrial                   DIBSA                    Ecuador
Bioacuatico, S.A.*

Empacadora Litoral, S.A.                Same                     Honduras
de C.V.

Energy System Management, Ltd.          Same                     British Virgin
                                                                 Islands

Frutas de Rancho Nuevo Litonil, S.A.    Same                     Costa Rica

Granjas Porcinas del Ecuador
(Granporsa) S.A.*                       Granporsa                Ecuador

Guymon Housing Partners Limited         Same                     Oklahoma
Partnership*

Guymon Development Company              Same                     Oklahoma
L.L.C.*

H& O Shipping Limited                   Same                     Liberia

H.F.P. Engineering (Nigeria)
Limited                                 Same                     Nigeria

Harinas de Puerto Rico, Inc.            Same                     Delaware

Holsum Bakers of Puerto Rico            Same                     Division of
                                                                 Seaboard
                                                                 Corporation

Ingenio Y Refineria San Martin
del Tabacal*                            Tabacal                  Argentina

Interamericana de Tejidos, C.A.*        Interama                 Ecuador

Inversiones y Servicios
Diversos, S.A.                          Inversa                  Guatemala

Life Flour Mill Ltd.*                    Same                    Nigeria

Life Shipping Company Limited*           Same                    Nigeria

Minoterie De Matadi, S.A.R.L.*           Same                    Zaire

Mobeira, S.A.*                           Same                    Mozambique

Molinos Champion, S.A.*                  Mochasa                 Ecuador

Molinos Equarivort, C.A.*                Same                    Ecuador

Molinos del Ecuador, C.A.*               Molidor                 Ecuador

National Milling Company of              Same                    Guyana
Guyana, Ltd.

Port of Miami Cold Storage, Inc.         Same                    Florida


                                          EXHIBIT 21
                                          (continued)

Representaciones Maritimas y             Remarsa                 Guatemala
Aereas, S.A.

SASCO Engineering Co./                   Same                    U.S. Virgin
Seaboard Sales Corporation                                       Islands

Sandy Isle Food Imports, N.V.            Same                    St. Maarten,
                                                                 Netherlands,
                                                                 Antilles

Sea Cargo, S.A.                          Same                    Panama

Seaboard Bakeries, Inc.                  Same                    Delaware

Seaboard Export Corporation              Same                    Delaware

Seaboard Express Ltd.                    Same                    Bermuda

Seaboard de Colombia, S.A.               Same                    Colombia

Seaboard de Honduras, S.A. de C.V.       Same                    Honduras

Seaboard del  Peru, S.A.                 Same                    Peru

Seaboard Farms of                   Seaboard Farms of            Georgia
Athens, Inc.                          Athens, Inc.
                                    Jordan Hatchery


Seaboard Farms of                        Same                    Tennessee
Chattanooga, Inc.

Seaboard Farms of                   Seaboard Farms of            Georgia
Elberton, Inc.                        Elberton, Inc.
                                    Seaboard Farms of
                                         Canton


Seaboard Farms of                        Same                     Kentucky
Kentucky, Inc.

Seaboard Farms of                        Same                     Minnesota
Minnesota, Inc.

Seaboard Farms of                        Same                     Florida
Orlando, Inc.

Seaboard Farms, Inc.                     Same                     Oklahoma

Seaboard Florida Ltd.                    Same                     Bermuda

Seaboard Guyana, Ltd.                    Same                     Bermuda

Seaboard Holdings Ltd.                   Same                     British Virgin
                                                                  Islands

Seaboard Intrepid, Ltd.                  Same                     Bermuda

Seaboard Marine Bahamas, Ltd.            Same                     Bahamas

Seaboard Marine Ltd.                     Same                     Liberia



                                         EXHIBIT 21
                                         (continued)

Seaboard Marine of Florida, Inc.         Same                     Florida

Seaboard (Nigeria) Limited               Same                     Nigeria

Seaboard Overseas Limited                Same                     Bahamas

S.B.D., Inc.                             Same                     Delaware

Seaboard Ship Management Inc.            Same                     Florida

Seaboard Shipping Services
(PTY) Ltd.                               Same                     South Africa

Seaboard Trading and Shipping Ltd.       Same                     Minnesota

Seaboard Trading de Mexico,
S.A. de C.V.                             Same                     Mexico

Seaboard Transport Inc.                  Same                     Oklahoma

Seaboard Voyager Ltd.                    Same                     Bermuda

Seaboard West Africa Limited             Same                     Sierra Leone

Seadom, S.A.*                            Same                     Dominican
                                                                  Republic

Secuador Limited                         Same                     Bermuda

Shilton Limited                          Same                     Cayman Islands

Top Feeds Limited*                       Same                     Nigeria

Transcontinental Capital Corp.           Same                     Bermuda
(Bermuda) Ltd.

Zenith Investments, Ltd.*                Same                     Nigeria



*Represents a minority-owned, non-controlled, non-consolidated subsidiary.